Exhibit 32.1

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code), I, Constance B. Moore hereby certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “Form 10-Q”) of BRE Properties, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of BRE Properties, Inc at the dates and for the periods indicated,

Dated: May 6, 2005	/s/ Constance B. Moore
Constance B. Moore President and Chief Executive Officer